UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016

Rowan Companies plc

(Exact name of registrant as specified in its charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	1-5491 (Commission File Number)	98-1023315 (I.R.S. Employer Identification Number)

Rowan Companies plc 2800 Post Oak Boulevard Suite 5450 Houston, Texas (Address of Principal Executive Offices)		77056-6189 (Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 10, 2016, Mr. T. Fred Brooks, our Senior Vice President of Operations and one of our Named Executive Officers, was one of six employees working in our deepwater operations group who received a payout of a retention bonus awarded in August 2013. Such bonuses were one-time, non-recurring retention bonuses, payable in cash. Mr. Brooks received a retention bonus of $824,000. This amount is in addition to any amounts Mr. Brooks is or will be eligible to receive under our annual incentive plan or our long-term incentive plan.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1*	Retention Bonus Letter for T. Fred Brooks

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2016	Rowan Companies plc

	By:	/s/ Melanie M. Trent
Melanie M. Trent
Executive Vice President, General Counsel &
Chief Administrative Officer

Index to Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1*	Retention Bonus Letter for T. Fred Brooks

*Filed herewith.